UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2022

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
CMS Energy Corporation, Depositary Shares, each representing a 1/1,000th interest in a share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C	CMS PRC	New York Stock Exchange
Consumers Energy Company Cumulative Preferred Stock, $100 par value: $4.50 Series	CMS-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  CMS Energy Corporation ☐        Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CMS Energy Corporation ☐ Consumers Energy Company ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2022, CMS Energy Corporation (“CMS Energy”) amended and restated its $550 million Revolving Credit Facility (the “CMS Facility”) with a consortium of banks led by Barclays Bank PLC (“Barclays”), as Agent, JPMorgan Chase Bank, N.A. (“JPMorgan”) and MUFG Bank, LTD. (“MUFG”), as Co-Syndication Agents, Mizuho Bank, Ltd. (“Mizuho”), Bank of America, N.A. (“Bank of America”), and Wells Fargo Bank, National Association (“Wells Fargo”) as Co-Documentation Agents and Barclays as Sustainability Structuring Agent. The CMS Facility remains unsecured.

On December 14, 2022, Consumers Energy Company (“Consumers”) amended and restated its secured Revolving Credit Facility (the “Consumers Facility”) with a consortium of banks led by JPMorgan, as Agent, Barclays and MUFG, as Co-Syndication Agents, Mizuho, Bank of America, and Wells Fargo as Co-Documentation Agents and Barclays as Sustainability Structuring Agent. The Consumers Facility was increased from $850 million to $1.1 billion. Obligations under the Consumers Facility in the amount of $500 million will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 114th Supplemental Indenture dated as of March 31, 2011, obligations in the amount of $150 million will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 123rd Supplemental Indenture dated as of December 20, 2013, obligations in the amount of $200 million will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 132nd Supplemental Indenture dated as of June 5, 2018 all between Consumers and The Bank of New York Mellon, Trustee. The additional obligations under the Consumers Facility in the amount of $250 million will be secured by first mortgage bonds of Consumers issued pursuant to the 146th Supplemental Indenture dated as of December 14, 2022 between Consumers and The Bank of New York Mellon, Trustee.

Both the CMS Facility and the Consumers Facility have five-year terms, which currently expire on December 14, 2027, each with two, one-year extension options. Both the CMS Facility and the Consumers Facility replace revolving credit facilities that have substantially similar terms and were set to expire in 2024. However, each of the CMS Facility and Consumers Facility amendments replaced the London interbank offered rate with the forward-looking term rate based on the secured overnight financing rate (the “SOFR Rate”) as the interest rate benchmark. Each of CMS Energy and Consumers may continue, at its option, to also borrow revolving loans under the Agreement that incur interest based on the Alternate Base Rate, as defined in each of the CMS Facility and Consumers Facility. Any drawings under the CMS Facility will be used for general corporate purposes and working capital. Any drawings under the Consumers Facility will be used for general corporate purposes and working capital.

Barclays, JPMorgan, MUFG, Mizuho, Bank of America, Wells Fargo, and other members of the lending consortium have provided banking and underwriting services to CMS Energy and Consumers in the ordinary course of business.

The foregoing descriptions of the CMS Facility and the Consumers Facility do not purport to be complete and are qualified in their entirety by the provisions of the CMS Facility and the Consumers Facility, respectively, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index
4.1	146th Supplemental Indenture dated as of December 14, 2022 between Consumers and The Bank of New York Mellon, as Trustee.
10.1	$550 million Fifth Amended and Restated Revolving Credit Agreement dated as of December 14, 2022 among CMS Energy, the Banks as defined therein, and Barclays, as Agent.
10.2	$1.1 billion Sixth Amended and Restated Revolving Credit Agreement dated as of December 14, 2022 among Consumers, the Banks as defined therein, and JPMorgan, as Agent.
104	Cover Page Interactive Date File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: December 14, 2022	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: December 14, 2022	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer